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                                                                     EXHIBIT 2.3

                                   AGREEMENT

     The registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule to each of: (i) the Asset Purchase Agreement, dated and consummated as of April 2, 2001, by and among marchFIRST, Inc., marchFIRST Consulting, Inc., and WH Acquisition Corp., and related documents; and (ii) the Asset Purchase Agreement, dated as of April 2, 2001 and consummated as of April 12, 2001, by and among marchFIRST, Inc., marchFIRST Consulting, Inc., and WH Acquisition Corp., and related documents.

Dated:  April 16, 2001

                                divine, inc.



                                By:  /s/ Michael P. Cullinane
                                   --------------------------
                                     Michael P. Cullinane
                                     Executive Vice President, Chief
                                     Financial Officer, and Treasurer